SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

KIRKLAND’S, INC.

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	000-49885	62-1287151
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or	file	Identification
Organization)	number)	Number)

805 NORTH PARKWAY
JACKSON, TENNESSEE 38305
(Address of principal executive offices)

(731) 668-2444
(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.
Signatures

Item 12. Results of Operations and Financial Condition.

     On November 6, 2003, Kirkland’s, Inc. (the “Company”) issued a press release reporting sales results for the 13-week and 39-week periods ended November 1, 2003 (the “Press Release”). A copy of the Press Release is attached hereto as Annex 1 and is incorporated by reference into this Item 12.

     The Press Release included one or more “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission’s Regulation G. With respect to each such non-GAAP financial measure, the Company has disclosed in the Press Release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

     These non-GAAP financial measures have been presented because management uses this information in monitoring and evaluating the Company’s on-going financial results and trends and believes that as a result, this information will be useful to investors.

     The information in this Form 8-K, including Annex 1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The disclosure in this Form 8-K, including Annex 1, of any financial information shall not constitute an admission that such information is material.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.

Date: November 6, 2003	By:	/s/ Robert E. Alderson Robert E. Alderson President and Chief Executive Officer

Annex 1

(KIRKLAND’S LOGO)

News Release

Contact:	Rennie Faulkner
Executive Vice President & CFO
(731) 668-2444

KIRKLAND’S REPORTS THIRD QUARTER SALES

JACKSON, Tenn. (November 6, 2003) — Kirkland’s, Inc. (NASDAQ/NM: KIRK) today announced sales for the 13-week and 39-week periods ended November 1, 2003.

     Net sales for the third quarter ended November 1, 2003, increased 12.2% to $84.1 million from $74.9 million for the third quarter ended November 2, 2002. Comparable store sales for the third quarter of 2003 increased 2.7%, in line with the upwardly revised expectations the Company announced on October 20. Kirkland’s comparable store sales increased 9.2% for the third quarter of 2002.

     Net sales for the 39-week period ended November 1, 2003, increased 9.6% to $236.4 million from $215.8 million for the 39-week period ended November 2, 2002. Comparable store sales for the 39 weeks ended November 1, 2003, increased 2.2% compared with a 14.4% increase in the prior-year period.

     Kirkland’s also affirmed its previously issued guidance for third quarter net income of $0.07 to $0.09 per diluted share, before taking into account an anticipated one-time charge of $0.04 per diluted share related to the expected termination of the Company’s current warehouse leases in connection with the lease of a new distribution center. The Company will release its third quarter financial results after the market closes on December 4, 2003, and discuss its outlook for the fourth quarter on its regularly scheduled earnings conference call at 10:00 a.m. EST on December 5, 2003.

     Commenting on the announcement, Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “The strong third quarter sales for the last two years made for a tough comparison this quarter. Sales trends were healthy throughout most of the period leading to solid year over year improvement, but the pace of business slowed somewhat during the last two weeks of the quarter. We believe we are properly positioned for our peak season, but the finish to this quarter and the absence of sustained improvement in job growth and consumer spending continue to suggest a cautious outlook for the fourth quarter.”

     Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 279 stores in 34 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 1, 2003. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.